UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 17, 2010

DOLAT VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0001436568	333-151570
(State or other jurisdiction of incorporation)	(Central Index Key)	(Commission File Number)

545 Eighth Avenue, Suite 401
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 502-6657
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Change in Registrant's Certifying Accountant

(a) Previous independent registered public accounting firm

On June 17, 2010, the Company’s independent registered public accounting firm, LBB & Associates Ltd., LLP (“LBB”), resigned.

LBB audited the Company’s financial statements for the years ended February 28, 2010 and February 28, 2009.  The report of LBB on the financial statements for the two fiscal years ended February 28, 2010 and 2009, did not contain an adverse opinion or a disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant’s audited financial statements contained in its Form 10-K for the fiscal years ended February 28, 2010 and 2009, a going concern qualification in the registrant’s audited financial statements.

At no time during the period that LBB was the Company's certifying accountants were there any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of LBB, would have caused LBB to make reference to the subject matter of such disagreements in connection with its report on the Company's financial statements.

The Company provided LBB with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that LBB furnish a letter addressed to the Commission stating whether or not LBB agrees with the statements noted above. A copy of such letters responding to that request, dated June 22, 2010, are attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statement and Exhibits.

(d) Exhibits.

Exhibit 16.1 Letter from LBB & Associates Ltd., LLP to the Securities and Exchange Commission Dated on June 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2010	DOLAT VENTURES, INC.

	By:	/s/ Shmuel Dovid Hauck
	Name:	Shmuel Dovid Hauck
	Title:	President and Director